EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Center Coast Brookfield MLP & Energy Infrastructure Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Center Coast Brookfield MLP & Energy Infrastructure Fund for the period ended September 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Center Coast Brookfield MLP & Energy Infrastructure Fund for the stated period.

/s/ Brian F. Hurley		/s/ Casey P. Tushaus
Brian F. Hurley		Casey P. Tushaus
President/Principal Executive Officer/President Center Coast Brookfield MLP & Energy Infrastructure Fund		Treasurer/Principal Financial Officer Center Coast Brookfield MLP & Energy Infrastructure Fund

Dated:	May 25, 2023

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Center Coast Brookfield MLP & Energy Infrastructure Fund for purposes of Section 18 of the Securities Exchange Act of 1934.